UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

American Farmland Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Acquisition of American Farmland Company to Create the Leading Public Farmland REIT   Investor Presentation September 12, 2016

Disclaimer   Cautionary Statement Regarding Forward-Looking Statements     This presentation includes forward-looking statements. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. These statements are based on current expectations, estimates and projections about the industry, markets in which FPI and AFCO operate, management’s beliefs, assumptions made by management and the transactions described in this presentation. While the FPI’s and AFCO’s management believes the assumptions underlying the forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against the parties and others following announcement of the merger agreement; (3) the inability to consummation the transaction due to the failure to obtain the requisite stockholder approvals or the failure to satisfy other conditions to completion of the transaction; (4) risks that the proposed transaction disrupts current plans and operations of FPI and AFCO; (5) the ability to recognize the benefits of the transaction; and (6) the amount of the costs, fees, expenses and charges related to the transaction; and the other risks and important factors contained and identified in FPI’s and AFCO’s filings with the Securities and Exchange Committee (“SEC”), such as their respective Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements in this communication.      There can be no assurance that the transaction will in fact be consummated. We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this communication. Neither FPI nor AFCO is under any duty to update any of these forward-looking statements after the date of this communication, nor to conform prior statements to actual results or revised expectations, and neither FPI nor AFCO intends to do so.     Important Information for Investors and Stockholders      In connection with the proposed transaction, FPI expects to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of FPI and AFCO that also constitutes a prospectus of FPI, which joint proxy statement will be mailed or otherwise disseminated to FPI’s and AFCO’s respective stockholders when it becomes available. FPI and AFCO also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.      Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by FPI and AFCO with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by the companies will be available free of charge on their websites at www.farmlandpartners.com and www.americanfarmlandcompany.com.     Participants in Solicitation       FPI, AFCO and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of FPI is set forth in its Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on March 15, 2016, and its proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on April 14, 2016. Information about the directors and executive officers of AFCO is set forth in its Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on March 30, 2016, and its proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on April 28, 2016. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.     No Offer or Solicitation     This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Highlights Farmland Partners Inc. (“FPI”) and American Farmland Company (“AFCO”) have jointly announced a transaction in which FPI will acquire all of the outstanding common stock of AFCO in a stock-for-stock merger   . Largest Public U.S. Farmland REIT o The merger of AFCO into FPI will create the largest public farmland REIT in the U.S.   o The combined company’s farmland assets will be in excess of $850 million spanning more than 133,000 acres across 16 states and 25+ major crop types   o Fully diluted market cap of the combined company expected to be greater than $400 million       . Premier Farmland Assets o FPI and AFCO own institutional-quality farmland in core farming regions    o Consolidation of the portfolios is expected to deliver significant diversification across crops and farming regions to all stockholders and expands FPI’s presence in key growing regions       . Significant Cost Synergies o FPI expects to consolidate AFCO’s operations into FPI’s existing Denver-based headquarters, which will include significant reduction in G&A expenses   o Increased scale and synergies are expected to significantly reduce overall costs as a percentage of portfolio value, creating superior value for FPI and AFCO stockholders       . Accretive Transaction o The transaction is expected to be approximately 10% accretive to FPI’s AFFO per share in 2017 and approximately 20% accretive thereafter       . Enhanced Platform for Growth o Expanded footprint and scale further enhances FPI’s capabilities to pursue accretive growth transactions using both cash and OP units

Transaction Overview   . Transaction Structure o Transaction is a 100% stock merger with each share of AFCO common stock converted into the right to receive 0.7417 shares of newly issued FPI common stock   o On a pro-forma fully diluted basis, former FPI equity holders will hold approximately 65% of the combined company’s equity, and former AFCO equity holders will hold approximately 35%1       . Leadership o Paul A. Pittman will continue as FPI’s Chairman and CEO. Luca Fabbri will remain CFO of the combined company   o D. Dixon Boardman and Thomas S.T. Gimbel, AFCO’s Chairman and CEO, respectively, will join FPI’s Board of Directors upon closing of the merger   o Robert L. Cowan is expected to join FPI as President upon closing of the merger       . Dividends o The combined company is expected to maintain a dividend policy that optimizes long-term total return to stockholders   o FPI’s last declared dividend was an annualized $0.51 per share       . Closing o The transaction is subject to customary closing conditions, including receipt of the requisite approval of both FPI and AFCO stockholders   o Both boards of directors have approved the transaction and recommend the transaction for approval by their respective stockholders   o Closing is expected to occur in late Q4 2016 or early Q1 2017                ____________________ (1) Includes preferred equity on an as-converted basis

Successful Outcome for AFCO Stockholders    . Unlocks Value for AFCO Stockholders o The transaction, based on AFCO’s net asset value, unlocks value for its stockholders that had not been realized in its trading history   o Stockholders gain stronger capitalization and increased liquidity        . Successful Conclusion of Strategic Review Process o AFCO has conducted an exhaustive review of its strategic alternatives   o Process has concluded in the creation of the largest public farmland REIT, with enhanced operating efficiency, an expanded platform in core markets and crop types and an improved balance sheet to support its aggressive growth plans        . Ability to Remain Invested in U.S. Farmland o Meaningful opportunity for AFCO shareholders to join robust farmland platform   o Preserves AFCO’s core principles and maintains vision for a scalable institutional, well-diversified and high-quality portfolio of farmland assets   o Going forward, combined company is uniquely positioned to deliver strong growth and industry-leading management of farmland assets

Expanded Footprint, Premier Assets   FPI’s consolidated portfolio will gain exposure to premier farmland assets and high-quality tenants across the U.S. The Company’s institutional-grade properties have the scale and agronomic profile needed to attract and retain leading farmer partners.     T:\Presentation Technology\PresTech Work\#MAPS\1473044\workspace\Combo2b.png > 5,000 Acres    2,000 – 4,999 Acres   1,000 -1,999 Acres   500 – 999 Acres   0 to 499 Acres    Gross Acres     Farmland Partners       American Farmland

Broadened Crop and Geographic Diversification    2016P Revenue by Region   FPI Diversification by Crops ($ basis) 1  Aggregate U.S. Crop Value 2   Crop diversification will increase substantially with 26% of the consolidated portfolio value in permanent and specialty crops. As a result, the portfolio’s composition will closely resemble the composition of aggregate U.S. crop production.    ____________________ (1) Presented based on value of farmland. Specialty crops includes fruit, tree nuts and commercial vegetables   (2) 2014 U.S. aggregate crop value per USDA Crop Values Summary

Benefits of Scale and a Strong Balance Sheet   The merger is expected to create a robust farmland platform with a strong balance sheet, which will further enhance FPI’s position to pursue accretive transactions.   ____________________________________ (1) Based on purchase price of acquired properties and properties under contract and development capital expenditures to date. Aggregate purchase price of IPO portfolio based on debt assumed and value of OP units issued based on IPO price per share   (2) Reported net investment in real estate at 06/30/2016   (3) Net debt as reported at 06/30/2016; FPI net debt adjusted for properties under contract   (4) Per AFCO and FPI filings     FPI  (Pre-Transaction)   AFCO   FPI  (Post-Transaction)    Asset Value  ($000s)   $625,004 (1)   $236,897 (2)   $861,901    Net Debt to Asset Value (3)   43%   33%   40%    Number of Farms   271   21   292    Total Acres (4)   ~115,300   ~17,800 with ~2,000 under development   ~133,000

Stage Set for Further Growth   . Enhanced Team o Transaction expands FPI’s farm acquisition and management team capabilities   o FPI expects that Robert L. Cowan will join as President upon closing of the transaction. Mr. Cowan has more than 30 years of experience in farmland transactions and management. Prior to AFCO, Mr. Cowan served as Agriculture and Timber Director for the Utah Retirement System and held various roles at Farmland Reserve, Inc., a large private agricultural investment portfolio        . Strong Balance Sheet o Combined company’s strong balance sheet will enhance FPI’s ability to pursue transactions quickly and with greater flexibility         . Robust Growth Plan that Drives Efficiencies and Increases Stockholder Returns o At closing, FPI is expected to have completed more than $500 million of farmland acquisitions in the previous twelve months    o FPI expects to continue to rapidly deploy capital in accretive farmland acquisitions   o As the portfolio continues to grow, FPI expects G&A expenses to decline to 60-70 basis points of total assets        . Maturation of AFCO Development Properties o AFCO’s four farms currently in development are expected to reach full commercial production over the next three years and deliver an incremental $2.7 million in revenue

Near Term Action Plan   Drive synergies through reduced G&A expenses   Ensure seamless transition with farmer partners  Continue to pursue high-quality accretive acquisitions in core farming regions  Further attract institutional investment and improve liquidity

Q&A

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. These statements are based on current expectations, estimates and projections about the industry, markets in which FPI and AFCO operate, management’s beliefs, assumptions made by management and the transactions described in this communication. While FPI’s and AFCO’s management believe the  assumptions underlying the forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against the parties and others following announcement of the merger agreement; (3) the inability to consummation the transaction due to the failure to obtain the requisite stockholder approvals or the failure to satisfy other conditions to completion of the transaction; (4) risks that the proposed transaction disrupts current plans and operations of FPI and AFCO; (5) the ability to recognize the benefits of the transaction; and (6) the amount of the costs, fees, expenses and charges related to the transaction; and the other risks and important factors contained and identified in FPI’s and AFCO’s filings with the Securities and Exchange Committee (“SEC”), such as their respective Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements in this communication.

There can be no assurance that the transaction will in fact be consummated. We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this communication. Neither FPI nor AFCO is under any duty to update any of these forward-looking statements after the date of this communication, nor to conform prior statements to actual results or revised expectations, and neither FPI nor AFCO intends to do so.

Important Information for Investors and Stockholders

This communication relates to the proposed merger pursuant to the terms of the definitive Agreement and Plan of Merger, dated as of September 12, 2016, by and among American Farmland Company, American Farmland Company L.P., Farmland Partners Inc., Farmland Partners Operating Partnership, LP, Farmland Partners OP GP LLC, FPI Heartland LLC, FPI Heartland Operating Partnership, LP and FPI Heartland GP LLC.

In connection with the proposed transaction, FPI expects to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of FPI and AFCO that also constitutes a prospectus of FPI, which joint proxy statement will be mailed or otherwise disseminated to FPI’s and AFCO’s respective stockholders when it becomes available. FPI and AFCO also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by FPI and AFCO with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by the companies will be available free of charge on their websites at www.farmlandpartners.com and www.americanfarmlandcompany.com.

Participants in Solicitation

FPI, AFCO and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of FPI is set forth in its Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on March 15, 2016, and its proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on April 14, 2016. Information about the directors and executive officers of AFCO is set forth in its Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on March 30, 2016, and its proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on April 28, 2016. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.